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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 28, 2000
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                                  Engage, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



        000-26671                                          04-3281378
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(Commission File Number)                    (I.R.S. Employer Identification No.)





100 Brickstone Square,  Andover, Massachusetts                 01810
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(Address of Principal Executive Offices)                     (Zip Code)


                                 (978) 684-3884
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              (Registrant's Telephone Number, Including Area Code)

                            Engage Technologies, Inc.
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.   Acquisition or Disposition of Assets.

     On April 28, 2000, Engage, Inc., a Delaware corporation (the "Registrant"), completed its acquisition of Adsmart Corporation, a Delaware corporation ("Adsmart"), an online advertising network for the business-to-consumer and business-to-business markets, and Flycast Communications Corporation ("Flycast"), a leading provider of Internet direct response advertising solutions. The acquisitions were completed pursuant to an Agreement and Plan of Merger and Contribution, dated as of January 19, 2000 (the "Merger Agreement") by and among the Registrant, FCET Corp., a Delaware corporation and a wholly-owned subsidiary of Registrant ("Transitory Subsidiary"), CMGI, Inc., a Delaware corporation and the majority stockholder of Registrant ("CMGI"), Adsmart and Flycast.

     Prior to completion of the transactions contemplated by the Merger Agreement, Adsmart was a subsidiary, and Flycast was a wholly-owned subsidiary of CMGI. David S. Wetherell, a director of the Registrant, is President, Chief Executive Officer and a director of CMGI. Prior to the completion of the transactions contemplated by the Merger Agreement, Mr.Wetherell was a director of Adsmart and President of Flycast. Andrew J. Hajducky III, a director of the Registrant, is Executive Vice President, Chief Financial Officer and Treasurer of CMGI. Prior to the completion of the transactions contemplated by the Merger Agreement, Mr. Hajducky was a director of Adsmart and a director and Vice President and Treasurer of Flycast. Craig Goldman, a director of the Registrant, is a director of CMGI.

     Upon the completion of the transactions contemplated by the Merger Agreement, Adsmart and Flycast each became a wholly-owned subsidiary of Registrant. Under the terms of the Merger Agreement:

          First, all of the convertible promissory notes of Adsmart held by CMGI were converted into shares of Series B Convertible Preferred Stock of Adsmart and all of Adsmart's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock converted into shares of common stock of Adsmart.

          Second, all the holders of Adsmart common stock received common stock of Registrant in exchange for their respective shares of Adsmart common stock based on a conversion ratio determined by dividing 11,223,704 by the sum of the number of shares of Adsmart common stock outstanding as of April 28, 2000 and the number of shares of Adsmart common stock subject to outstanding options to purchase shares of Adsmart common stock issued by Adsmart pursuant to its stock option plans or otherwise as of April 28, 2000.

          Third, Transitory Subsidiary was merged with and into Adsmart, with Adsmart being the surviving corporation (the "Surviving Corporation") (the "Merger"). Concurrently with the Merger, CMGI contributed its holdings of capital stock of Flycast to Registrant in exchange for 53,413,213 shares of Registrant's common stock (the "Contribution"). Upon completion of these transactions, CMGI owned approximately 87% of Registrant's common stock.

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          Total consideration for the Contribution and the Merger is valued at approximately $3.2 billion (based on the closing average per share price of Registrant's common stock for the five days before and after January 20, 2000, the date the Registrant publicly announced that it had entered into the Merger Agreement). In connection with the Merger, the Registrant issued 10,877,468 shares of its common stock (valued at $545.1 million), of which
     10.8 million shares were issued to CMGI (valued at $541.8 million) for its 96% interest in the capital stock of Adsmart and 65,941 shares to the other holders of Adsmart capital stock. Additionally, the Registrant has reserved approximately 346,000 shares of Registrant's common stock (valued at approximately $16.8 million) for issuance upon exercise of stock options to purchase shares of the Registrant's common stock (which stock options option holders received in the initial Merger in exchange for stock options to purchase Adsmart common stock).

          In connection with the Contribution, Registrant issued approximately
     53.4 million shares of its common stock to CMGI for CMGI's 100% interest in Flycast, valued at approximately $2.7 billion. Additionally, the Registrant has reserved approximately 360,000 shares of Registrant's common stock (valued at approximately $7.6 million) for issuance upon exercise of stock options to purchase shares of the Registrant's common stock (Registrant stock options were exchanged for stock options to purchase CMGI common stock that were held by Flycast option holders prior to the Contribution closing).

     The transactions are intended to be tax free under Section 368(a) and
Section 351 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a combination of entities under common control (i.e., an "as if pooling").

     On May 1, 2000, Registrant announced the closing of the Merger and the Contribution.

Item 5.    Other Events

     On April 28, 2000, Registrant changed its name to Engage, Inc.

Item 7.    Financial Statements and Exhibits.

     (a)      Financial Statements of Businesses Acquired.
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     Audited financial statements of Adsmart and Flycast, and the notes thereto, required by this Item will be filed by amendment to this Form 8-K not later than July 12, 2000.

     (b)      Pro Forma financial Information.
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     The pro forma financial information required by this Item will be filed by amendment to this Form 8-K not later than July 12, 2000.

     (c)      Exhibits.
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      99.1     Agreement and Plan of Merger and Contribution, dated January
               19, 2000, by and among the Registrant, CMGI, Inc., Adsmart Corporation, Flycast Communications Corporation and FCET Corp., incorporated by reference from Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 16, 2000.

      99.2     Press Release.  FILED HEREWITH.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2000                ENGAGE, INC.
                                  (Registrant)

                                  By: /s/ Paul L. Schaut
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                                  Paul L. Schaut
                                  President and Chief Executive
                                  Officer